UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2025 (September 30, 2025)

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Tod Browndorf as Director

On September 30, 2025, the Board of Directors of RYVYL Inc., a Nevada corporation (the “Company”) appointed Tod Browndorf as a director of the Company. Mr. Browndorf will serve until the date of the Company’s 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

A brief description of the qualifications and experiences of Mr. Browndorf is set forth below:

Mr. Browndorf is a seasoned executive with a career spanning technology, finance, and entrepreneurship, built on a foundation of discipline, leadership, and global experience. With over three decades of leadership experience, he has founded and scaled innovative companies at the intersection of business and technology. As CEO of Coggno Inc., since 2010, Mr. Browndorf has built a leading compliance training platform that streamlines workforce training for organizations worldwide. Prior to Coggno, he founded Hirehand, a micropayment platform for companies and job seekers, and served as COO of Pacific Net Soft, where he managed operations and sales for a recruiting and contingent search firm. Earlier in his career, Mr. Browndorf was an OTC Trader with Montgomery Securities in San Francisco and a member of the New York Futures Exchange (NYFE), gaining expertise in financial markets, trading strategies, and risk management. He studied at The Hebrew University of Jerusalem and Monash University, providing him with a global perspective and a solid foundation in economics. Mr. Browndorf is also a veteran of the Israel Defense Forces (IDF), where he served in the Combat Infantry. Mr. Browndorf’s career has focused on strategic growth, building high-performing teams, and driving innovation. Based in San Jose, California, he continues to focus on developing solutions that empower businesses and shape the future of workforce learning and development.

There is no arrangement or understanding between Mr. Browndorf and any other person pursuant to which he was selected to serve as a director. Mr. Browndorf does not have any family relationships with any of the Company’s executive officers or directors, and does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

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